EXHIBIT 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of MutualFirst Financial, Inc. (the “Registrant”) that the quarterly report of the Registrant on Form 10-Q for the period ended September 30, 2011, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: November 10, 2011	By: /s/ David W. Heeter
David W. Heeter
President and Chief Executive Officer

Date: November 10, 2011	By: /s/ Christopher D. Cook
Christopher D. Cook
Senior Vice President, Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)